SCHEDULE 14A



                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
         [ ]    Preliminary proxy statement
         [X]    Definitive proxy statement

                    [ ] Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

         [ ]    Definitive additional materials
         [ ]    Soliciting material pursuant to Rule 14a-11(c)
                or Rule 14a-12

                        SUPERCONDUCTOR TECHNOLOGIES INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        SUPERCONDUCTOR TECHNOLOGIES INC.
     ----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         [X]   No fee required
         [ ]   Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies:____________


               (2) Aggregate number of securities to which transaction applies: ______________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________

               (4)  Proposed maximum aggregate value of transaction:_______

               (5)  Total fee paid:  ________________

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)  Amount previously paid: _________________

               (2)  Form, schedule or registration statement no.: __________

               (3)  Filing party:______________

               (4)  Date filed: _____________

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                                  -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997


TO THE STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superconductor Technologies Inc., a Delaware corporation (the "Company"), will be held on May 20, 1997, at 10:30 a.m., local time, at the Sheraton-Palace Hotel, Marina Room, Two New Montgomery Street, San Francisco, California, for the following purposes:

         1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To approve an amendment to the Company's 1988 Amended and Restated Stock Option Plan (the "1988 Plan") to increase the number of shares reserved for issuance thereunder by 500,000 shares.

         3. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on MARCH 21, 1997 are entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.


James G. Evans, Jr.
Vice President and
Chief Financial Officer

Santa Barbara, California
April 17 , 1997

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                                  -----------

                            460 WARD DRIVE, SUITE F
                      SANTA BARBARA, CALIFORNIA 93111-2310
                                 (805) 683-7646

                             MEETING TO BE HELD AT:

                             SHERATON-PALACE HOTEL
                                  MARINA ROOM
                           TWO NEW MONTGOMERY STREET
                           SAN FRANCISCO, CALIFORNIA

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

         The enclosed Proxy is solicited on behalf of Superconductor Technologies Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 20, 1997, at 10:30 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton-Palace Hotel, Marina Room, Two New Montgomery Street, San Francisco, California.

         These proxy solicitation materials were first mailed on or about April 18, 1997, to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

         Stockholders of record at the close of business on MARCH 21, 1997 (the "Record Date"), are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the Record Date, 7,697,394 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

         Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director, (ii) FOR approval of an amendment to the Company's Amended and Restated 1988 Stock Option Plan increasing the number of shares authorized thereunder by 500,000 shares, and (iii) FOR ratification of the appointment of Price Waterhouse LLP as independent auditors for the Company for the period ending December 31, 1997. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

         Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 19, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide for a Board of seven (7) directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven (7) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

         The names of the nominees and certain information about them as of March 21, 1997 are set forth below:

                                                     Director
                   Name                      Age      Since              Principal Occupation
----------------------------------------     ---     --------   -----------------------------------------------------
 <S
 Glenn E. Penisten                            65       1987     Chairman of the Board of the Company

 E. Ray Cotten                                65       1996     Vice Chairman of the Board of the Company

 M. Peter Thomas                              55        --      President and Chief Executive Officer

 Robert P. Caren, Ph.D.(l)(2)                 64       1988     Director

 Charles Crocker(l)(2)                        58       1987     President and Chairman of the Board, BEI Electronics,
                                                                Inc.

 Dennis Horowitz(l)(2)                        50       1990     Corporate Vice President and President of the Americas,
                                                                AMP Incorporated

 J. Robert Schrieffer, Ph.D.(l)(2)            65       1988     Chairman of the Technical Advisory Board of the
                                                                Company; University Professor, Florida State
                                                                University; Chief Scientist of the National High
                                                                Magnetic Field Laboratory

----------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

         Glenn E. Penisten has served as Chairman of the Board since May 1994. Mr. Penisten is a founder of the Company and has served on its Board of Directors since May 1987. He served as the Company's Chief Executive Officer from August 1987 to June 1988. Mr. Penisten has been a General Partner of Alpha Partners, a venture capital firm, since 1985. Mr. Penisten was Chairman of the American Electronics Association in 1982, while he was CEO and Chairman of the Board of Directors of American Microsystems Inc., a semiconductor company. Mr. Penisten is a director of Bell Microproducts Inc., IKOS Systems, Inc., Network Peripherals, Inc. and Pinnacle Systems. Mr. Penisten holds a B.S. in electrical engineering from Oklahoma State University.

         E. Ray Cotten joined the Board of Directors in July 1996 and since August 1996 has served as Vice Chairman of the Board. Since August 1994, he has served as Chairman of the Board of Impulse Telecommunications Corporation, a wireless communications consulting and engineering firm ("Impulse"). Prior to joining Impulse, from December 1992 to August 1994, Mr. Cotten was President, Chief Executive Officer and Chief Operating Officer of Scott Instruments Corporation, a pioneer in voice recognition systems, and from December 1990 to November 1992, he was President and Chief Executive Officer of ACS Software Products Group, a software company for the apparel industry.
Prior to December 1990, he also served as Vice Chairman and co-founder of NetAmerica, a digital networking company, was a vice president at Microdynamics, Inc., a CAD/CAM company for the apparel industry, Northern Telecom, Inc., a telecommunications company, Data Transmission Corporation, a digital networking company, and Danray, a communications switch manufacturing company, and he spent nearly 10 years with Texas Instruments, where he held various management positions. Mr. Cotten received his B.A. in business from Oklahoma State University.

         M. Peter Thomas joined the Company as President and Chief Executive Officer and member of the Board of Directors effective April 7, 1997. Prior to joining the Company, Mr. Thomas was President and Chief Executive Officer of First Pacific Networks, Inc., a telecommunications company, from June, 1995 to January 1997, which company filed for bankruptcy in February 1997 under Chapter 11 of U.S. Bankruptcy Code. From August 1991 to May 1995, Mr. Thomas engaged in general business consulting in conjunction with The Stanbridge Group, a consulting firm which he co-founded in 1989. From January 1990 to July 1991, he was President and Chief Executive Officer of Data-Design Laboratories, Inc., an electronics company, and from 1989 to 1990, he consulted for The Stanbridge Group. Prior to 1989, Mr. Thomas also served as President and Chief Executive Officer of Ericsson North America, Inc., the North American operating subsidiary of Sweden's L.M. Ericsson, a telecommunications company, as President and Chief Operating Officer of Telenova, Inc. a telecommunications company, and as President of the Telecom Network Systems Division of ITT, Inc., a telecommunications company. Mr. Thomas received his B.S.E. in Aerospace Engineering from Princeton University and his M.B.A. from the Harvard Business School.

         Robert P. Caren, Ph.D., has served on both the Board of Directors and the Technical Advisory Board of the Company since January 1988. From 1988 to 1995, when he retired, Dr. Caren served as Corporate Vice President, Sciences and Engineering, for Lockheed Martin Corporation. Dr. Caren is a fellow of the American Institute of Aeronautics and Astronautics and the American Association for the Advancement of Science. He is a member of the National Academy of Engineering and past Chairman of the Research Division of the Defense Preparedness Association. Dr. Caren received his Ph.D., M.S. and B.S. degrees in physics from Ohio State University.

         Charles Crocker is a founder of the Company and has served on its Board of Directors since May 1987; from May 1987 to August 1987, he served as President of the Company. Mr. Crocker has served as President and Chief Executive Officer and Chairman of the Board of BEI Electronics, Inc., a sensor and medical device company, since 1974. He founded and has served as President of Crocker Capital, a private venture capital company, since its inception in 1971. He is a director of Kera Vision, Inc., Pope & Talbot, Inc. and Fiduciary Trust Company International. Mr. Crocker holds an M.B.A. from the University of California, Berkeley, and a B.S. from Stanford University.

         Dennis Horowitz has served on the Board of Directors of the Company since June 1990. Since September 1994, Mr. Horowitz has served as Corporate Vice President and President of the Americas, AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, Mr. Horowitz served as President of Philips Components, Discrete Products Division. From 1988 to 1990, he served as Division President of Magnavox CATV, and from 1980 to 1988 he was involved in the general administration of North American Philips Corporation. Philips Components and Magnavox are divisions of North American Philips Corporation. Mr. Horowitz is a director of Aerovox Corporation. Mr. Horowitz holds an M.B.A. and a B.A. degree in economics from St. John's University.

         J. Robert Schrieffer, Ph.D., founded the Technical Advisory Board of the Company in August 1987 and has served as its Chairman since that time. He has also served on the Board of Directors of the Company since October 1988.
He received the Nobel Prize in Physics in 1972 for work in superconductivity theory, and he has received many other professional honors including the National Medal of Science. Dr. Schrieffer is currently the President of the American Physical Society. He is also the University Eminent Scholar of the State of Florida University System and has been the Chief Scientist of the National High Magnetic Field Laboratory since January 1992. Dr. Schrieffer was Chancellor's Professor of Physics and Director of the Institute for Theoretical Physics at the University of California, Santa Barbara, from 1980 to 1991. Dr. Schrieffer serves on a number of government and industrial committees and is a Fellow of the Los Alamos National Laboratory, heading its Advanced Study Program in High Temperature Superconductivity Theory from 1988 to 1993. Dr. Schrieffer received his Ph.D. and M.S. in physics from the University of Illinois and his B.S. in physics from the Massachusetts Institute of Technology.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The seven (7) nominees receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

         The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors and to review the Company's accounting principles and its system of internal accounting controls. The Audit Committee met one (1) time during fiscal 1996.

         The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company's executive officers and to administer the Company's Amended and Restated 1988 Stock Option Plan and the 1992 Director Option Plan. The Compensation Committee met five
(5) times during fiscal 1996.

         No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1996, except E. Ray Cotten, who joined the Board in July 1996 and has attended all subsequent meetings, and Robert P. Caren, who attended five (5) of the seven
(7) Board of Directors meetings; and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1996 on which such person served.

BOARD COMPENSATION

         Each nonemployee director of the Company is paid $1,000 for each non-telephonic Board meeting in which the Board member participates. Nonemployee directors also participate in the 1992 Director Option Plan, as amended (the "Director Plan"). The Director Plan provides for the automatic grant of a nonstatutory stock option to purchase 15,000 shares of Common Stock of the Company to each of the Company's nonemployee directors on the date on which such person (i) first becomes a director or (ii) ceases to serve as a representative of a stockholder of the Company (a "First Option"), and an additional automatic grant of a nonstatutory stock option to purchase 3,000 shares of Common Stock of the Company on June 1 of each year provided such person has served on the Board for at least six (6) months (a "Subsequent Option"). First Options vest at the rate of twenty-five percent (25%) of the shares granted on each anniversary of the date of grant, and Subsequent Options vest at the rate of fifty percent (50%) of the shares on each anniversary of the date of grant. During the fiscal year ended December 31, 1996, directors Caren, Crocker, Horowitz and Schrieffer were each automatically granted an option to purchase 3,000 shares at a per share exercise price of $7.50, and Robert P. Caren, Dennis Horowitz and E. Ray Cotten each received an additional 15,000 shares at an exercise price of $7.625. Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors.

         There are no family relationships between directors and executive officers of the Company.


                                 PROPOSAL TWO:

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                  AMENDED AND RESTATED 1988 STOCK OPTION PLAN

GENERAL

         The Amended and Restated 1988 Stock Option Plan (the "Plan") was adopted by the Board of Directors (the "Board") and the Stockholders in January 1993. The Plan provides for the grant of incentive and nonstatutory stock options to employees and consultants ("Optionees") of the Company.

         As of December 31, 1996, options to purchase an aggregate of 1,167,508 shares of Common Stock were outstanding and unexercised pursuant to the Plan, and 302,045 shares remained available for future grant (giving effect to the increase of 500,000 shares being presented to the stockholders for approval at the Annual Meeting). Options to purchase 508,034 shares of Common Stock were granted during the year ended December 31, 1996.

PROPOSAL

         In July 1996, the Board approved an increase in the number of shares reserved for issuance under the Plan by 500,000 shares, and in January 1997, the Board approved amendments to the Plan designed to meet the following objectives: (i) to reflect the changes adopted in 1996 by the Securities Exchange Commission to the rules governing employee benefit plans (Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and to meet the requirements of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) to delete from the Plan various provisions of the Plan which have become inapplicable due to the Company's initial public offering; and (iii) to provide the Administrator of the Plan greater flexibility with respect to option grants under the Plan. At the Annual Meeting, the stockholders are being requested to approve the increase in the number of shares reserved for issuance under the Plan by 500,000 shares. All of the Plan amendments, including the increase in the number of shares authorized for issuance under the Plan, are discussed in detail below.

         (i) Increase in Shares Reserved Under the Plan. The proposed amendment increases the number of shares reserved for issuance under the Plan by 500,000 shares (the "Increase"), for a total number of shares authorized for issuance under the Plan of 1,972,883 shares. The continued success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders. The Increase is necessary in order to meet the current number of shares authorized for grant by the Board of Directors and to provide for an adequate reserve for future grants enabling the Company to compete with other companies to attract and retain valuable employees.

         (ii)    Revisions  Reflecting Changes Made in 1996 to Rule 16b-3 and
Section 162(m). The Plan has been changed to incorporate the following changes in Rule 16b-3 and to conform to the requirements of Section 162(m):

                 (A) The definition of "consultant" was changed to include non-employee directors so that all directors may now receive discretionary option grants;

                 (B) The administration provisions of the Plan are simplified to permit options to qualify as "performance-based compensation" within the meaning of Section 162(m);

                 (C) Tax withholding provisions upon exercise of a stock option are no longer considered a derivative security;

                 (D) The Plan has been amended to expressly set forth the requirements for the exercise price of options where (i) the options are intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) (Section 9(a)), and (ii) the options are granted in connection with a merger or asset sale;

                 (E) At the discretion of the administrator, options may be transferable; and

                 (F) Reference to Rule 16b-3 requiring stockholder approval of a Plan amendment has been deleted as it is no longer applicable.

         (iii) Deletion of Various Provisions Which Have Become Inapplicable. Certain sections of the Plan have become inapplicable as a result of the Company 's registration of its Common Stock pursuant to Section 12(g) of the Exchange Act and have been deleted from the Plan.

         (iv) Provide the Administrator of the Plan Greater Flexibility. A number of provisions have been amended or added to the Plan to provide the Administrator with greater flexibility in administering the Plan.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Approval of the amendment to the Plan increasing the authorized number of shares reserved for issuance under the Plan by 500,000 shares requires the affirmative vote of a majority of the Votes Cast.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

SUMMARY OF THE AMENDED AND RESTATED 1988 STOCK OPTION PLAN

         The essential features of the Plan, taking into account the above described amendments, are summarized below:

         Purposes. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business. It is intended that these purposes will be effected through the granting of stock options, which may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

         Administration. The Plan provides for administration by a committee of two or more "outside directors" to the extent that the Administrator determines it to be desirable to qualify options as "performance-based compensation" within the meaning of Section 162(m); however, the Plan may be administered by different committees with respect to different groups of service providers, and may be administered by either the Board of Directors or a committee constituted to satisfy the legal requirements under state corporate and securities laws and the Code. The Plan is currently administered by the Compensation Committee of the Board of Directors of the Company (the "Administrator") made up of four "outside directors" of the Company. Subject to the other provisions of the Plan, the Administrator has the authority to determine the employees or consultants to whom, and the time or times at which, options are granted and the number of shares to be represented by each option. The interpretation and construction of any provision of the Plan by the Administrator shall be final and binding.

         Eligibility. The Plan provides that incentive stock options may be granted only to employees (including officers and directors who are employees) and nonstatutory options may be granted to employees or consultants (which now include non-employee directors) of the Company, or of any parent or subsidiary of the Company. Currently, approximately 66 employees and a small number of consultants of the Company are eligible to participate in the Plan. An employee or consultant who has been granted an option may, if otherwise eligible, be granted additional options.

         Terms and Conditions. Each option granted under the Plan is designated as either an incentive stock option or a nonstatutory stock option in a written stock option agreement between the optionee and the Company. However, notwithstanding such designations, to the extent that the aggregate "fair market value of the shares" (defined herein as the closing price per share of the Common Stock of the Company as listed on the National Association of Securities Dealers Automated Quotation National Market System on the date of grant) with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options will be treated as nonstatutory stock options.

                 (a)      Exercise Price.

                          (i)  In the case of an incentive stock option granted
to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price must be no less than 110% of the fair market value per share on the date of grant;

                          (ii)  In the case of an incentive stock option
granted to any other employee, the per share exercise price must be no less than one hundred percent (100%) of the fair market value per share on the date of grant;

                          (iii)  In the case of a nonstatutory stock option,
the per share exercise price shall be determined by the Administrator but in no event shall be less than 50% of the fair market value per share on the date of grant;

                          (iv)  In the case of a nonstatutory stock option
intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant.

Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

                 (b) Exercise of Options. Any option granted under the Plan is exercisable at such times and under such conditions as determined by the Administrator and set forth in the written option agreement. Options granted to date typically vest over three to four years, assuming continued employment. In no event may an option granted under the Plan be exercised more than ten years after the date of grant. However, in the case of an option granted to an optionee who, at the time the option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the option will be five (5) years from the date of grant or such shorter time as may be provided in the notice of grant. No options granted under the Plan may be exercised for a fraction of a share. An option is exercised by giving written notice of exercise to the Company, specifying the full number of shares of Common Stock to be purchased and by tendering payment of the purchase price to the Company.

                 (b) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of (i) cash; (ii) check; (iii) promissory note; (iv) other shares of the Company's Common Stock, which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months on the date of surrender and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares being purchased; (v) delivery of a properly executed notice providing for cashless exercise together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the option and deliver to the Company of the sale or loan proceeds required to pay the exercise price; (vi) any combination thereof; or (vii) any other legally permissible form of consideration as may be provided in the option agreement.

                 (c) Termination of Employment or Consulting Relationship. In the event of an optionee's termination of employment or consulting relationship (for a reason other than disability or death), such optionee may exercise his or her option, but only within such period of time, of at least thirty (30) days, as is determined by the Administrator, and only to the extent that the optionee was entitled to exercise the option at the date of termination (but in no event later than the expiration of the term of such
option as set forth in the notice of grant).   In the case of an incentive
stock option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the option is granted. If, at the date of termination, the optionee is not entitled to exercise his or her entire option, the shares of Common Stock covered by the unexercisable portion of the option shall revert to the Plan. Notwithstanding the foregoing, in no event may the option be exercised after its ten year term has expired.

                 (d) Disability. In the event of termination of an optionee's employment as a result of such optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the optionee may, but only within twelve months from the date of such termination, exercise an option to the extent the optionee was entitled to exercise it at the date of such disability. Notwithstanding the foregoing, in no event may the option be exercised after its ten year term has expired.

                 (e) Death. In the event of the death of an optionee, the option may be exercised, but only within twelve months following the date of death, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the optionee was entitled to exercise it at the date of death. Notwithstanding the foregoing, in no event may the option be exercised after its ten year term has expired.

                 (f) Nontransferability of Options. Unless determined otherwise by the Administrator, the option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee. If the Administrator makes an option transferable, such option shall contain such additional terms and conditions as the Administrator deems appropriate.

                 (g) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

         Adjustment Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, combinations or reclassifications, an appropriate adjustment shall be made in the number of shares of Common Stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

         In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation does not agree to assume the option or to substitute an equivalent option, subject to the "change of control" provisions of the Plan set forth below, the Board shall in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all of the stock subject to the option for a period of fifteen (15) days from the date of notice of acceleration of exercisability, including shares as to which the option would not otherwise be exercisable.

         In the event of a "change of control" of the Company, as defined below, except as otherwise determined by the Board of Directors, in its discretion, prior to the occurrence of any such change in control, any options outstanding on the date such change in control is determined to have occurred that are not yet exercisable and vested shall become fully exercisable and vested and, except as otherwise determined by the Board of Directors, in its discretion, all outstanding options, to the extent they are exercisable and vested (including the options described above) shall be terminated in exchange for a cash payment equal to the highest fair market value of a share of Common Stock of the Company, or the highest price paid or offered per share, as determined by the Board of Directors, in a bona fide transaction or bona fide offer related to the change in control of the Company, within the 60-day period immediately preceding the date of determination of the amount of such cash payment by the Board of Directors, or some lower price as the Board of Directors, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock of the Company. A "change of control" means the occurrence of any of the following: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are "incumbent directors" (i.e., directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of such directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company)).

         Amendment and Termination of the Plan. The Plan will continue in effect until October 1998, unless sooner terminated as described below. The Board may amend, alter, suspend or discontinue the Plan; provided, however, that such action shall not impair (without optionee's consent) the rights of any optionee under any grant under the Plan made before such amendment, alteration, suspension or discontinuation, and provided further that the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation).

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

         An optionee who is granted an incentive stock option will not recognize any taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or ten percent (10%) stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         All other options that do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option.
However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.


                                PROPOSAL THREE:

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected Price Waterhouse LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997.

         A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Ratification of the Board's appointment of Price Waterhouse LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of Price Waterhouse LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

                         VOTING SECURITIES OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 21, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, (iii) by each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

                                                              Number          Percentage
                          Name                              of Shares          Ownership
                          ----                              ---------         ----------
Lockheed Martin Corporation(l)............................    502,380            6.52%
   6801 Rockledge Drive
   Bethesda, Maryland  20817
Glenn E. Penisten(2)......................................    225,521            2.88
Daniel C. Hu(3)...........................................    261,193            3.29
Charles Crocker(4)........................................    131,281            *
Robert B. Hammond(5)......................................     73,542            *
J. Robert Schrieffer(6)...................................     41,625            *
James P. Simmons, Jr.(7)..................................     28,375            *
Gregory L. Hey-Shipton(8).................................     23,264            *
James G. Evans, Jr.(6)....................................     21,250            *
E. Ray Cotten(6)..........................................     15,655            *
Dennis Horowitz(6)........................................     12,125            *
Robert P. Caren(6)........................................      8,375            *
All executive officers and directors as a group
 (11 persons)(9)..........................................    842,206           10.18%

-----------------------
*     Less than one percent.

(1) Includes 8,333 shares issuable upon the exercise of warrants that are exercisable within 60 days of March 21, 1997.
(2) Includes 96,997 shares held by a trust for the benefit of Glenn and Mary Louise Penisten. Also includes 128,264 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 21, 1997.

(3) Includes 245,709 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 21, 1997. Mr. Hu ceased service with the Company in April 1997.
(4) Includes 1,035 shares held of record by Trust Fund FBO Charles Crocker. Includes 4,625 shares issuable upon the exercise of stock options and 2,778 shares issuable upon the exercise of a warrant, all of which are exercisable within 60 days of March 21, 1997. Does not include 113,094 shares beneficially owned by BEI Electronics, Inc., and 2,778 shares issuable upon the exercise of a warrant which is exercisable by BEI Electronics, Inc. within 60 days of March 21, 1997. Mr. Crocker is Chairman of the Board of Directors of BEI Electronics, Inc., and he disclaims any beneficial ownership of such shares.
(5) Includes 41,042 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 21, 1997.
(6) All shares are issuable upon the exercise of stock options that are exercisable within 60 days of March 21, 1997.
(7) Includes 28,125 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 21, 1997.
(8) All shares issuable upon the exercise of stock options that are exercisable within 60 days of March 21, 1997; however, Dr. Hey-Shipton ceased service with the Company in January 1997, and his options will expire as of April 24, 1997 if not exercised prior to such date.
(9) See footnotes (2)-(8). Includes 2,778 shares issuable upon exercise of a warrant held by Mr. Crocker and 570,059 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of March 21, 1997.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994 by the Company's Chief Executive Officer at December 31, 1996 and the four executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal year 1996 exceeded $100,000.

                                                                                            Long-Term
                                                       Annual Compensation                 Compensation
                                              ----------------------------------------     ------------
                                                                                            Securities        All Other
                                                                       Other Annual         Underlying     Compensation(2)
   Name and Principal Position       Year     Salary($)   Bonus($)    Compensation($)(1)    Options(#)           ($)
--------------------------------     ----     ---------   ---------   ----------------     ------------    ---------------
Daniel C. Hu(3)                      1996      236,248         --                --           160,000(3)           1,529
President and Chief Executive        1995      180,857         --            12,546(4)             --              1,558
Officer                              1994      166,291         --            12,706(4)             --              1,558


Robert B. Hammond                    1996      148,265         --                --            25,000                839
Senior Vice President and Chief      1995      141,921         --                --                --                851
Technical Officer                    1994      134,244         --                --            15,000                788

James G. Evans, Jr.                  1996      130,260         --                --            35,000                463
Vice President and Chief             1995       91,281         --                --            45,000                358
Financial Officer                    1994          N/A        N/A               N/A               N/A                N/A

James P. Simmons, Jr.                1996      130,155         --                --            20,000                750
Vice President Marketing and         1995      121,233         --                --            15,000                419
Sales                                1994       66,752         --            24,581(5)         45,000                407

Gregory L. Hey-Shipton               1996      119,685         --                --            20,000(6)             422
Vice President and General           1995      112,395         --                --            10,000                383
Manager, Government Products         1994      105,720         --                --            10,000                369
Business Unit

-----------------

(1) Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)      Term life insurance premiums.

(3) Mr. Hu resigned from his positions with the Company in April 1997; amounts shown include options to purchase 160,000 shares which will terminate prior to the vesting of any shares under such options.

(4)      Hotel and transportation expenses.

(5)      Relocation expenses.

(6) Mr. Hey-Shipton ceased service with the Company in January 1997; amounts shown include options to purchase 20,000 shares which terminated prior to the vesting of any shares under such option and options to purchase an additional 20,000 shares, of which 6,806 are vested, and all of which, if not sooner exercised, will expire on April 24, 1997.

OPTION GRANTS IN FISCAL 1996

         The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1996 to each of the executive officers named in the table under "Executive Officer
Compensation--Summary Compensation Table."

                                                    INDIVIDUAL GRANTS
                                  ---------------------------------------------------
                                                                                       Potential Realizable Value
                                                                                            at Assumed Annual
                                                 % of Total                               Rates of Stock Price
                                  Number of        Options                                  Appreciation for
                                  Securities      Granted to                                Option Term (2)
                                  Underlying      Employees    Exercise                --------------------------
                                    Options       in Fiscal      Price     Expiration
   Name                           Granted (#)      Year(1)      ($/Sh)        Date         5%($)       10%($)
   ---------------------------    -----------    ------------  ---------   ----------  ----------    ----------
   Daniel C. Hu(3)                  160,000           31.43      7.13        07/11/06     716,940     1,816,866

   Robert B. Hammond(4)             10,000             1.96      7.50        02/22/06      47,167       119,531
                                    15,000             2.95      7.38        08/20/06      69,571       176,308

   James G. Evans, Jr.(4)           15,000             2.95      7.50        05/16/06      71,930       182,284
                                    20,000             3.93      7.38        08/20/06      92,762       235,077

   James P. Simmons, Jr.(4)         10,000             1.96      7.50        05/23/06      47,167       119,531
                                    10,000             1.96      7.38        08/20/06      46,381       117,539

   Gregory L. Hey-Shipton(5)        10,000             1.96      7.50        07/10/06      47,167       119,531
                                    10,000             1.96      7.38        08/20/06      46,381       117,539

------------
(1) Total number of shares subject to options granted to employees in fiscal 1996 was 509,034, which number includes options granted to employee directors, but excludes options granted to nonemployee directors and consultants.
(2) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1996, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(3) Mr. Hu resigned from his positions with the Company in April 1997. The options to purchase 160,000 shares will terminate prior to the vesting of any shares under such options.

(4) Each option vests over a four-year period at the rate of 1/4th of the shares subject to the option at the end of the first twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter so long as such optionee's employment with the Company has not terminated.

(5) Mr. Hey-Shipton ceased service with the Company in January 1997. Options to purchase 20,000 shares terminated prior to the vesting of any shares under such options, and the balance of Mr. Hey-Shipton's options to purchase will expire as of April 24, 1997, if not exercised prior to such date.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND 1996 FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning the value of unexercised options as of December 31, 1996 for each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table."

                                                                 Number of Securities        Value of Unexercised In-
                                                               Underlying Unexercised          the-Money Options at
                                                             Options at Fiscal Year-End:         Fiscal Year-End:
                                   Shares          Value     ---------------------------    --------------------------
                                 Acquired on     Realized    Exercisable   Unexercisable    Exercisable  Unexercisable
          Name                   Exercisable       ($)           (#)            (#)             ($)           ($)
    -----------------------      -----------     ---------   -----------   -------------    -----------  -------------
    Daniel C. Hu (1)              --                --        108,466         291,827           N/A(2)       N/A(2)
    Robert B. Hammond            5,312            16,998       29,584          50,416           N/A(2)       N/A(2)
    James G. Evans, Jr.           --                --         12,188          67,812           N/A(2)       N/A(2)
    James P. Simmons, Jr.         --                --         20,313          59,687           N/A(2)       N/A(2)
    Gregory L. Hey-Shipton(3)     --                --         22,049          41,701        19,612(4)       N/A(2)

------------
(1) Mr. Hu ceased service with the Company in April 1997, and his options to purchase 160,000 shares (all of which were unexercisable at December 31, 1996) will terminate prior to the vesting of any shares under such options. Mr. Hu's remaining options to purchase 240,293 shares at December 31, 1996 became fully vested as of April 7, 1997.

(2) The fair market value of the Company's Common Stock as of December 31, 1996 was $3.938, which did not exceed the exercise price of such exercisable or unexercisable options held by such person.

(3) Dr. Hey-Shipton's options will expire on April 24, 1997, if not exercised prior to such date.

(4) Market value of underlying securities based on the $3.938 closing price of the Company's Common Stock on December 31, 1996 (the last market trading day in 1996), minus the exercise price.

     TEN YEAR OPTION REPRICINGS

     The following table identifies stock options to purchase shares of the Company's Common Stock held by the Named Officers which were granted at a lower exercise price during the last fiscal year, pursuant to the January Repricing in exchange for options previously granted to the Named Officers. The Compensation Committee Report on Repricing of Options on page 17 sets forth the basis for these exchanges.

                                                                                                               LENGTH OF
                                                                                                               ORIGINAL
                                                  NUMBER OF                                                   OPTION TERM
                                                  SECURITIES     MARKET PRICE                                  REMAINING
                                                  UNDERLYING     OF STOCK AT     EXERCISE PRICE      NEW      AT DATE OF
                                                   OPTIONS         TIME OF         AT TIME OF     EXERCISE    REPRICING
                   NAME               DATE       REPRICED (#)   REPRICING ($)    REPRICING ($)      PRICE
      -------------------------    ----------    ------------   -------------    -------------    --------    -----------
      Daniel C. Hu (1)              01/12/96        96,117            4.68             7.00          4.88    7 yrs
      President and Chief           01/12/96       144,176            4.68             7.00          4.88    7 yrs 2 mos
      Executive Officer

      Robert B. Hammond             01/11/96        25,000            4.63             7.00          4.88    7 yrs
      Senior Vice President         01/11/96        15,000            4.63             6.25          4.88    7 yrs 9 mos
      and Chief Technical           01/11/96        15,000            4.63             7.25          4.88    8 yrs 9 mos
      Officer

      James G. Evans, Jr.           01/12/96        45,000            4.69             6.25          4.88    9 yrs 4 mos
      Vice President and Chief
      Financial Officer

      James P. Simmons, Jr.         01/15/96        45,000            4.75             6.50          4.88    8 yrs 7 mos
      Vice President,               01/15/96        15,000            4.75             6.25          4.88    9 yrs 7 mos
      Marketing and Sales

      Gregory L. Hey-Shipton(2)     01/09/96        10,000            4.75             7.00          4.88    7 yrs
      Vice President and            01/09/96         7,500            4.75             7.50          4.88    7 yrs 8 mos
      General Manager,              01/09/96        10,000            4.75             6.38          4.88    8 yrs 8 mos
      Government Products           01/09/96        10,000            4.75             5.88          4.88    9 yrs 8 mos
      Business Unit

------------
(1) Mr. Hu ceased service with the Company in April 1997. Mr. Hu's options listed in this table are fully vested effective April 7, 1997.
(2) Dr. Hey-Shipton ceased service with the Company in January 1997. Dr. Hey-Shipton's unexercised options expire on April 24, 1997, if not exercised prior to such date.

CERTAIN TRANSACTIONS

         In connection with his relocation at the time of accepting employment with the Company in May 1991, the Company entered into an employment agreement with Gregory Hey-Shipton, formerly the Vice President and General Manager, Government Products Business Unit of the Company, pursuant to which he was appointed Engineering Manager at a base annual salary of $90,000. The agreement provided for a loan by the Company to Dr. Hey-Shipton of $150,000 without interest and payable on or before April 1997 (the "Hey- Shipton Loan"). This loan, the purpose of which was to assist Dr. Hey-Shipton in the purchase of a residence in Santa Barbara (where the Company's facilities are located), was secured by a second mortgage on Dr. Hey-Shipton's Santa Barbara house and was to be repaid in April 1997 or upon the sale of his Santa Barbara residence, if consummated prior to that date. During 1996, the maximum principal amount outstanding under the Hey-Shipton Loan was $150,000, and the amount outstanding as of December 31, 1996 was $150,000. Dr. Hey-Shipton paid the loan in full on March 31, 1997.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based solely upon a review of such forms, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all reports required pursuant to Section 16(a) with respect to its executive officers, directors and 10% stockholders for the 1996 fiscal year and prior years were complied with, except that the Forms 4 required to be filed on behalf of Robert B. Hammond for transactions occurring in September 1993, October 1994 and November 1994; the Forms 4 required to be filed on behalf of Gregory Hey-Shipton for transactions occurring in August and September of 1994; and the Form 3 required to be filed on behalf of James P. Simmons in connection with his employment by the Company in May of 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors is composed of four nonemployee directors, namely, Robert P. Caren, Ph.D., Charles Crocker, Dennis Horowitz and J. Robert Schrieffer. No interlocking relationship exists between the Company's Board of Directors and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

                         COMPENSATION COMMITTEE REPORT

         The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of four independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Committee is to insure the compensation practices of the Company are sufficient to attract the necessary technical and manufacturing talent to enable the growth from a development stage company into one with commercialized products.

         The Committee meets with the Chief Executive Officer to gather input on the performance of the other executive officers. In determining individual salaries for officers, consideration is given to individual factors, such as experience, performance and responsibilities within the Company, as well as industry-specific comparables. Because the superconductivity industry is small, the Committee uses other industries for comparable measures which have similar manufacturing techniques and challenges, in particular the semiconductor industry. As the Company is still in the development stages, bonus plans are based upon goal attainment rather than upon profitability. Historically, the Company has not given bonuses on an annual or recurring basis.

         The Compensation Committee also administers the Company's Stock Option Program, which is made available to all employees. In addition to the executive officers, the Committee also reviews stock option grants to all employees. The size of the stock option awards is based primarily on an individual's performance, responsibilities and position with the Company, as well as such individual's present equity ownership and unvested and vested stock options. The Committee believes the stock option program is crucial to the retention and motivation of all employees. The Committee also believes it is essential to insure all employees have a stake in the Company. With all employees as stakeholders, the Committee believes this enhances the overall stockholder value and creates an environment in which creativity and technical achievement will excel.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         When reviewing the Chief Executive Officer's compensation, the Committee did so without his attendance. The Chief Executive Officer earned a salary of $236,248 in fiscal 1996, which was determined based on a number of factors, including the Company's overall achievement of milestones, his individual performance and comparable salaries of chief executive officers in comparable technology companies. As stated previously, the superconductivity industry is small; the Committee uses other industries for comparable measures which have some of the same manufacturing techniques and challenges. Daniel C. Hu, who served as the Company's Chief Executive Officer during all of fiscal 1996, ceased service with the Company in April 1997. The options he was granted upon joining the Company, which were in part based upon performance, have been accelerated to vest on April 7, 1997. In addition, during 1996 Mr. Hu received an additional grant of options to purchase 160,000 shares, which options will terminate prior to the vesting of any shares under such options.

$1,000,000 LIMIT ON TAX DEDUCTIBLE COMPENSATION

         Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of
Section 162(m) and the regulations thereunder.

         The Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

                          Charles Crocker
                          Robert P. Caren
                          Dennis Horowitz
                          J. Robert Schrieffer, Ph.D.


                         REPORT ON REPRICING OF OPTIONS

         On November 9, 1995, the Board of Directors of the Company voted to offer to all employees of the Company, including the Named Officers, the opportunity, extending through January 15, 1996, to exchange existing, higher priced options granted under the 1988 Plan at an exercise price greater than $4.875 per share for new options with an exercise price of $4.875 per share, which price was equal to the closing price of the Company's Common Stock on that date. If the employee elected to reprice the options, vesting of the repriced options restarted as of November 9, 1995, the date of approval of the repricing by the Board. For options repriced with less than one year vesting, a new four-year vesting schedule was started. For options with more than one year and less than two years vesting, a three-year vesting schedule was started, with the first vesting occurring after nine months. For options with over two years vesting, a two-year vesting schedule was started, with the first vesting in six months. Fifty-one employees with a total of 135 grants equal to 797,055 shares were eligible for repricing. No options were repriced as of December 31, 1995, but as of January 15, 1996, forty-two employees elected to reprice 102 grants with an aggregate of 633,268 shares. The Ten Year Option Repricings Table on Page 15 lists the Named Officers who participated in the repricing and the extent of such participation.

         The Company believes that given the disparity in November of 1995 between the trading price of its Common Stock and the exercise price of certain existing stock options, the repricing was desirable in order to incentivize the Company's employees to work towards the future growth of the Company and to retain key personnel. In exchange for the reduction in the exercise price, the vesting commencement date of each exchanged option was restarted to commence with the date of the repriced option.

                          Charles Crocker
                          Robert P. Caren
                          Dennis Horowitz
                          J. Robert Schrieffer, Ph.D.

                         STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholders' return on the Company's Common Stock since the Company's initial public offering in March 1993 with the NASDAQ-U.S. Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends).



                   Superconductor                        Nasdaq Stock Market-
          Dates     Technologies      H&Q Technology             U.S.
        --------   --------------     --------------    --------------------
        3/9/93          100               100                    100
        Mar-93         86.25             98.76                100.17
        Apr-93         72.50             93.17                 95.90
        May-93         63.75            101.58                101.63
        Jun-93         80.00            100.88                102.10
        Jul-93         75.00             95.76                102.22
        Aug-93         62.50            100.85                107.50
        Sep-93         70.00            102.68                110.70
        Oct-93         68.75            105.49                113.19
        Nov-93         62.50            106.84                109.81
        Dec-93         63.75            109.37                112.88
        Jan-94         66.25            115.82                116.30
        Feb-94         57.50            117.16                115.21
        Mar-94         70.00            110.36                108.13
        Apr-94         91.25            108.15                106.72
        May-94         62.50            108.81                106.99
        Jun-94         68.75            102.35                103.07
        Jul-94         67.50            106.23                105.19
        Aug-94         65.00            116.87                111.89
        Sep-94         75.00            116.77                111.61
        Oct-94         71.25            125.03                113.80
        Nov-94         68.75            124.14                110.03
        Dec-94         65.00            126.95                110.33
        Jan-95         70.00            126.36                110.95
        Feb-95         61.25            135.84                116.82
        Mar-95         58.44            141.29                120.28
        Apr-95         64.69            150.27                124.07
        May-95         61.25            154.71                127.27
        Jun-95         58.75            171.40                137.58
        Jul-95         55.00            186.25                147.69
        Aug-95         58.75            189.79                150.69
        Sep-95         53.75            195.19                154.15
        Oct-95         52.50            197.70                153.27
        Nov-95         47.50            196.58                156.87
        Dec-95         45.00            190.61                156.03
        Jan-96         42.50            194.84                156.80
        Feb-96         87.50            202.28                162.78
        Mar-96         80.00            194.41                163.32
        Apr-96         80.00            215.62                176.87
        May-96         77.50            218.62                184.99
        Jun-96         75.00            203.34                176.65
        Jul-96         76.25            184.00                160.92
        Aug-96         73.75            194.91                169.94
        Sep-96         70.00            216.52                182.94
        Oct-96         50.00            212.83                180.94
        Nov-96         42.50            233.85                192.15
        Dec-96         39.38            228.71                191.93

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.




                                        BY ORDER OF THE BOARD OF DIRECTORS



Santa Barbara, California
April 17, 1997

                                  DETACH HERE


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SUPERCONDUCTOR TECHNOLOGIES INC.
P                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1997
R
        The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a O Delaware corporation, hereby acknowledges receipt of the Notice of Annual
   Meeting of Stockholders and Proxy Statement, each dated April 17, 1997
X and hereby appoints E. Ray Cotten and James G. Evans, Jr. or either of them, proxies and attorneys-in-fact, with full power to each of substi-
Y tution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on May 20, 1997 at 10:30 a.m., local time, at the Sheraton-Palace Hotel, Marina Room, located at Two New Montgomery Street, San Francisco, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                                                                [SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE]

                                  DETACH HERE


[X] Please mark
    votes as in
    this example

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1988 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF DIRECTORS

Nominees: Glenn E. Penisten; E. Ray Cotten; M. Peter Thomas;
Robert P. Caren, Ph.D.; Charles Crocker; Dennis Horowitz;
J. Robert Schrieffer, Ph.D.
                FOR             WITHHELD
                [ ]               [ ]
[ ]
   ----------------------------------------------
(INSTRUCTION: To withheld authority to vote for any individual nominee, write their name in the space provided above.)

                                                        FOR     AGAINST     ABSTAIN
2. PROPOSAL TO APPROVE AN AMENDMENT TO THE              [  ]    [  ]         [  ]
   COMPANY'S AMENDED AND RESTATED 1988 STOCK
   OPTION PLAN TO INCREASE THE AUTHORIZED
   SHARES THEREUNDER BY 500,000 SHARES.

                                                        FOR     AGAINST     ABSTAIN
3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE          [  ]    [  ]         [  ]
   WATERHOUSE LLP AS INDEPENDENT AUDITORS OF
   THE COMPANY FOR THE FISCAL YEAR ENDING
   DECEMBER 31, 1997.

and in their discretion, upon such other matter or matters, which may properly come before the meeting or any adjournment or adjournments thereof.

         MARK HERE     [  ]
        FOR ADDRESS
         CHANGE AND
        NOTE AT LEFT

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:_______________Date:_________Signature:________________Date:__________